Exhibit 10.1

ISOFTSTONE HOLDINGS LIMITED

2008 SHARE INCENTIVE PLAN

Adopted on March 1, 2008

(Amended on September 15, 2010)

ISOFTSTONE HOLDINGS LIMITED

2008 SHARE INCENTIVE PLAN

iSoftStone Holdings Limited, a Cayman Islands exempt company with limited liability (the “Company”), sets forth herein the terms of its 2008 Share Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of share options in accordance with the terms hereof.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “American Depositary Receipts” or “ADRs” means a physical certificate evidencing ownership in American Depositary Shares, issued by the Depositary and listed on an established national or regional securities exchange, admitted to quotation on The Nasdaq Stock Market, Inc., or publicly traded on an established securities market in the United States.

2.3 “American Depositary Shares” or “ADSs” means an equity right representing one or more Shares of the Company, or a fraction of a Share of the Company, held on deposit by the Custodian, which carries the corporate and economic rights of the Shares of the Company, subject to the terms specified on the American Depositary Receipt.

2.4 “Award Agreement” means the share option or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 11 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8 “Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning a majority of the combined voting power of all classes of shares of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 “Committee” means the Compensation Committee of the Board or any other committee of the Board, which shall consist of one or more members of the Board designated from time to time by resolution of the Board.

2.11 “Company” means iSoftStone Holdings Limited.

2.12 “Custodian” means the Cayman Islands bank appointed by the Company to hold any ADSs on deposit upon or after a public offering of the Shares.

2.13 “Depositary” means the U.S. bank appointed by the Company to issue any ADRs upon or after a public offering of the Shares.

2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.15 “Effective Date” means [            ], 2008, the date the Plan is approved by the Board.

2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional securities exchange, are admitted to quotation on The Nasdaq Stock Market, Inc., or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.19 “Grant” means an award of an Option under the Plan.

2.20 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Board.

2.21 “Grantee” means a person who receives or holds a Grant under the Plan.

2.22 “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.23 “Option Price” means the purchase price for each Share subject to an Option.

2.24 “Other Agreement” shall have the meaning set forth in Section 11 hereof.

2.25 “Plan” means this iSoftStone Holdings Limited 2008 Share Incentive Plan.

2.26 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.27 “Restated Articles” means the Amended and Restated Memorandum and Articles of Association of the Company.

2.28 “Retirement” means the resignation or termination of employment after attainment of age 60 with ten years of service with the Company or any of its Affiliates.

2.29 “Securities Act” means the U.S. Securities Act of 1933, as now in effect or as hereafter amended.

2.30 “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.31 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant, adviser or independent contractor currently providing services to the Company or an Affiliate.

2.32 “Shares” means the ordinary shares, US$0.0001 par value per share, of the Company. Upon an initial public offering of the Shares, “Shares” shall also mean the ADSs to be issued by the Company in satisfaction of awards over Shares granted under the Plan.

2.33 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

2.34 “U.S. Grantee” means any Grantee who is or becomes a taxpayer in the United States.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Restated Articles and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Restated Articles and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

3.2 Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the Restated Articles and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Grants to be made to a Grantee,

(iii)	determine the number of Shares to be subject to a Grant,

(iv)	establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the Shares subject thereto,

(v)	prescribe the form of each Award Agreement evidencing a Grant, and

(vi)	amend, modify, or supplement the terms of any outstanding Grant. Notwithstanding the foregoing, no amendment, modification or supplement of any Grant shall, without the consent of the Grantee, impair the Grantee’s rights under such Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals, including U.S. Grantees, to recognize differences in local law, tax policy, or custom applicable to such individuals. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4 Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans and other applicable laws and regulations.

3.5 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13 hereof, the number of Shares available for issuance under the Plan shall be 38,574,363 (proportionally adjusted to reflect any share dividends, share splits, or similar transactions). Shares issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

5. GRANT ELIGIBILITY

Grants may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to, the Company or any Affiliate. To the extent required by applicable law, Grants may be limited to employees and officers or employees, officers and directors. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant (subject to adjustment in accordance with Section 13). Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

7. TERMS AND CONDITIONS OF OPTIONS

7.1 Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall not be less than the Fair Market Value on the Grant Date of a Share. In no case shall the Option Price of any Option be less than the par value of a Share.

7.2 Vesting.

Subject to Sections 7.3 and 13.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested Shares.

7.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option.

7.4 Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least one (1) year if the Grantee’s Service terminates due to death or Disability.

7.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 13 hereof which results in termination of the Option.

7.6 Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, in the form specified by the Company. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The Option Price shall be payable in a form described in Section 8.

7.7 Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of Shares) until the Shares covered thereby are fully paid and issued to such individual.

7.8 Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing such Grantee’s ownership of the Shares purchased upon such exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of share certificates through the use of book-entry.

7.9 Transferability of Options.

Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.10 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.10 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

7.11 Power of Attorney.

As a condition to the exercise of an Option, the Grantee shall grant a power of attorney to the Board or any person designated by the Board to exercise the voting rights with respect to the Shares. If the Shares are listed on an established national or regional securities exchange or are admitted to quotation on The Nasdaq Stock Market, Inc., or are publicly traded in an established securities market, this Sections 7.11 will cease to apply and any power of attorney granted pursuant to this Sections 7.11 shall terminate, in each case as of the first date that the Shares are so listed, quoted or publicly traded.

8. FORM OF PAYMENT

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company. In addition, to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

9. WITHHOLDING TAXES

No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Board for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations. The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any taxes of any kind required by law to be withheld upon the payment of any kind upon the exercise of any Grant. At the time of such exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 9 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

10. RESTRICTIONS ON TRANSFER OF SHARES

10.1 Right of First Refusal.

Subject to Section 10.3 below, a Grantee (or such other individual who is entitled to exercise an Option pursuant to a Grant under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any Shares acquired pursuant to a Grant to any person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this Section 10.1 in whole or in part, to (1) any holder of shares or other securities of the Company (a “Shareholder”), (2) any Affiliate or (3) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this Section 10.1 apply to any person to whom Shares that were originally acquired pursuant to a Grant are sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Shares, but the restrictions of this Section 10.1 do not apply to a transfer of Shares that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

10.2 Repurchase and Other Rights.

Shares issued upon exercise of a Grant may be subject to such right of repurchase or other transfer restrictions as the Board may determine, consistent with applicable law. Any such additional restriction shall be set forth in the Award Agreement.

10.3 Publicly Traded Shares.

If the Shares are listed on an established national or regional securities exchange or are admitted to quotation on The Nasdaq Stock Market, Inc., or are publicly traded in an established securities market, the foregoing transfer restrictions of Sections 10.1 and 10.2 shall terminate as of the first date that the Shares are so listed, quoted or publicly traded.

10.4 Legend.

In order to enforce the restrictions imposed upon Shares under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

11. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan, unless an agreement, contract, or understanding heretofore or hereafter entered into by a U.S. Grantee with the Company or any Affiliate (an “Other Agreement”) directly or indirectly modifies or excludes application of this paragraph, including by specifically addressing Section 280G of the Code and/or the treatment with respect to any payment or benefit to the U.S. Grantee that could be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”), if the U.S. Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Grants held by that U.S. Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the U.S. Grantee under this Plan, all Other Agreements, and any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the U.S. Grantee (including groups or classes of participants or beneficiaries of which the U.S. Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the U.S. Grantee (a “Benefit Arrangement”), would cause any payment or benefit to the U.S. Grantee under this Plan to be considered a Parachute Payment and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the U.S. Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the U.S. Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the U.S. Grantee under any Other Agreement or any Benefit Arrangement would cause the U.S. Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the U.S. Grantee as described in clause (ii) of the preceding sentence, then the U.S. Grantee shall have the right, in the U.S. Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the U.S. Grantee under this Plan be deemed to be a Parachute Payment.

12. REQUIREMENTS OF LAW

12.1 General.

The Company shall not be required to sell or issue any Shares under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant, unless a registration statement under the Securities Act is in effect with respect to the Shares covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

12.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

13. EFFECT OF CHANGES IN CAPITALIZATION

13.1 Changes in Shares.

The number of shares for which Grants may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of Shares on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or for any other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date ( any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the last sentence of Section 13.4, the number of shares for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Shares on account of any Corporate Event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s shareholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or shares of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Grants and/or (ii) the exercise price of outstanding Options to reflect such distribution.

13.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 13.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the ordinary shares to which a holder of the number of Shares subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

13.3 Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 13.3 and the last sentence of Section 13.4 upon the occurrence of a Change of Control either of the following two actions shall be taken:

(i) prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a reasonable period of time determined by the Board in its sole discretion, or

(ii) the Board may elect, in its sole discretion, to cancel any outstanding Grants and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Options, equal to the product of the number of Shares subject to the Grant (the “Grant Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

This Section 13.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options theretofore granted, or for the substitution for such Grants for new ordinary share options relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not ordinary shares) and option prices, in which event the Grants theretofore granted shall continue in the manner and under the terms so provided.

13.4 Adjustments.

Adjustments under Section 13 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 13.1, 13.2 and 13.3.

13.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

14. DURATION AND AMENDMENTS

14.1 Term of the Plan.

The Effective Date of this Plan is the date of its adoption by the Board. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

14.2 Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s shareholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

15. GENERAL PROVISIONS

15.1 Disclaimer of Rights

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

15.2 Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of share options otherwise than under the Plan.

15.3 Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

15.4 Other Award Agreement Provisions

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

15.5 Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

15.6 Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.7 Governing Law

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the Cayman Islands other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

15.8 Code Section 409A

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Grants to U.S. Grantees hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Board determines that a U.S. Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Grant granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.